INDEPENDENT AUDITOR`S CONSENT
Series 1






We consent to the incorporation by reference in Form N-1A of our report dated January 21, 2004, and appearing on Page 20 of the Offering Circular on the financial statements of Bank Investment Fund Fund One, appearing on Pages 21 through 29 of the Offering Circular for the year ended December 31, 2003.





                                              Parent McLaughlin & Nangle
                                              Certified Public Accountants







Boston, Massachusetts
January 21, 2004





INDEPENDENT AUDITOR`S CONSENT
Series 2






We consent to the incorporation by reference in Form N-1A of our report dated January 21, 2004, and appearing on Page 18 of the Offering Circular on the financial statements of Bank Investment Fund Liquidity Fund, appearing on Pages 19 through 28 of the Offering Circular for the year ended December 31, 2003.




                                              Parent McLaughlin & Nangle
                                              Certified Public Accountants







Boston, Massachusetts
January 21, 2004